As filed with the Securities and Exchange Commission on April 11, 2005

Registration No. 333-121569

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

JOY GLOBAL INC. *
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	39-1566457 (I.R.S. Employer Identification No.)

100 East Wisconsin Ave,
Suite 2780
Milwaukee, Wisconsin 53202
Telephone: (414) 319-8500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Oren B. Azar, Esq.
Secretary and Associate General Counsel
Joy Global Inc.
100 East Wisconsin Avenue, Suite 2780
Milwaukee, Wisconsin 53202
(414) 319-8500
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Keith S. Crow, P.C.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000

        *The companies listed on the next page are also included in this Form S-3 Registration Statement as additional Registrants.

        Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price(1)	Amount of registration fee (2)
Joy Global Inc. Debt Securities; Common Stock, par value $1.00 per share (4)(5); Preferred Stock (4)(5); Debt Warrants (4)(6); Common Stock Warrants (4)(7); Purchase Contracts (4); Units (4); Depositary Shares (4)(8); and Guarantees of Debt Securities (4)(9)	(3)	(3)	(3)
Total	$ 500,000,000	$ 500,000,000	$ 58,850

(1)

In United States dollars or the equivalent thereof, in any other currency, currency unit or units, or composite currency or currencies. The aggregate initial offering price of the above-referenced securities will not exceed $500,000,000. Such amount represents the principal amount of any Debt Securities issued at their principal amount, or, if any Debt Securities are issued at original issue discount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, and the issue price of any Common Stock, Preferred Stock, Warrants, Purchase Contracts and Units. This registration statement also registers Guarantees of Debt Securities, which guarantees may be issued for no additional consideration by Joy Global Inc.‘s co-registrants, all of which are direct or indirect wholly-owned subsidiaries of Joy Global Inc.

(2)

The registration fee was previously paid in connection with the initial filing and amendment of this registration statement. The registration fee was estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act of 1933").

(3)	Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933.

(4)

Subject to the aggregate initial offering price limitation of $500,000,000 described in note (1) above, also includes such indeterminate number of shares of Common Stock, Preferred Stock, Warrants, Purchase Contracts, Depositary Shares and Units, and such indeterminate principal amount of Debt Securities and any Guarantees of Debt Securities, as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to this Registration Statement.

(5)

Each share of Common Stock, par value $1.00 per share, includes a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, pursuant to the registrant’s Rights Agreement, dated July 16, 2002. The value attributable to the rights, if any, is reflected in the market value of the Common Stock.

(6)	Warrants to purchase Debt Securities may be offered and sold separately or together with other securities.

(7)	Warrants to purchase Common Stock may be offered and sold separately or together with other securities.

(8)

Includes an indeterminate number of Depositary Shares evidenced by Depositary Receipts as may be issued in the event that Joy Global Inc. elects to offer fractional interests in its Preferred Stock registered hereby. No separate consideration will be received for the Depositary Shares.

(9)

Guarantees of the Debt Securities may be issued by subsidiaries of Joy Global Inc. that are listed on the following page under the heading "Exact Name of Additional Registrants." Pursuant to Rule 457(n), no additional registration fee is payable in respect of the registration of the guarantees.

_________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXACT NAME OF ADDITIONAL REGISTRANTS	JURISDICTION OF FORMATION	I.R.S. EMPLOYER IDENTIFICATION

American Alloy Corporation (1)
Harnischfeger Corporation (1)
Harnischfeger Technologies, Inc. (2)
Harnischfeger World Services Corporation (1)
HCHC, Inc. (2)
HIHC, Inc. (2)
Joy MM Delaware, Inc. (2)
Joy Technologies Inc. (1)
South Shore Corporation (1)
South Shore Development, LLC (1)
The Horsburgh & Scott Company (1)	Ohio Delaware Delaware Delaware Delaware Delaware Delaware Delaware Wisconsin Delaware Ohio	34-1769497 39-0334430 52-2058704 39-1221771 51-0355340 51-0327827 51-0339005 13-3389174 39-1800007 39-1566457 34-0298010

_________________

(1)	Address of Registrant is c/o Joy Global Inc., 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202.

(2)	Address of Registrant is 2751 Centerville Road, Suite 342, Wilmington, Delaware 19808.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED April 11, 2005

PROSPECTUS

$500,000,000
JOY GLOBAL INC.

Debt Securities and Debt Warrants
Common Stock and Common Stock Warrants
Preferred Stock
Purchase Contracts
Units
Depositary Shares
Guarantees of Debt Securities

_________________

        We may offer from time to time the following types of securities:

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities and may be guaranteed by certain of our subsidiaries, in each case consisting of notes or other unsecured evidences of indebtedness;

•	warrants to purchase debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase common stock;

•	purchase contracts;

•	units;

•	depositary shares; or

•	any combination of these securities.

        We may also issue common stock or any other securities listed above upon conversion, exchange or exercise of any of the securities listed above. The securities will have an aggregate initial offering price of up to $500,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. The securities may be offered separately or together in any combination and as separate series.

        We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

        See "Risk Factors" beginning on page 5 of this prospectus to read about factors you should consider, along with the accompanying prospectus supplement, before buying any securities.

_________________

        Our common stock is traded on the Nasdaq National Market under the symbol "JOYG".

_________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. It is a criminal offense for anyone to tell you otherwise.

_________________

The date of this prospectus is            , 2005

Page
WHERE YOU CAN FIND MORE INFORMATION
JOY GLOBAL INC FILINGS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
JOY GLOBAL INC
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
DESCRIPTION OF DEBT WARRANTS
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF COMMON STOCK WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
DESCRIPTION OF DEPOSITARY SHARES
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS	3 3 4 5 5 9 9 10 17 18 20 22 23 24 24 26 28 28

_________________

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using the "shelf" registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time, although no such securities shall be sold until after the registration statement becomes effective. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement we make in a prospectus supplement. The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later under the Securities Exchange Act of 1934 with the Securities and Exchange Commission will automatically update and supersede this information. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the Securities and Exchange Commission to register the securities covered by this prospectus. This prospectus forms a part of that registration statement and does not contain all of the information in the registration statement or the exhibits to the registration statement.

        We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may review a copy of those reports, statements or other information at the Securities and Exchange Commission’s public reference room, which is located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

        Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

        The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

JOY GLOBAL INC. FILINGS

(File No. 001-09299)	Period or Date Filed
Annual Report on Form 10-K, including Amendment No. 1 and Amendment No. 2 thereto	Fiscal Year ended October 30, 2004
Quarterly Report on Form 10-Q, including Amendment No. 1 and Amendment No. 2 thereto	Quarter ended January 29, 2005
Current Report on Form 8-K containing our Description of Common Stock	Filed December 22, 2004
Current Report on Form 8-K containing a press release announcing a stock split	Filed December 16, 2004
Registration Statement on Form 8-A containing our Description of Rights	Filed July 17, 2002

        We are also incorporating by reference additional documents that we will file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) before the termination of this offering. These include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements.

        You can request a free copy of any or all of these documents by writing to or calling the following address or telephone number:

Joy Global Inc.
100 East Wisconsin Ave., Suite 2780
Milwaukee, Wisconsin 53202
Telephone: (414) 319-8500
Attn: General Counsel

        You should rely only on the information contained or incorporated by reference in this prospectus before deciding whether to purchase the securities being sold by this prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus is dated           , 2005. You should not assume that the information contained in this prospectus is accurate as of any date other than that date unless the information specifically indicates that another date applies. If you are in a jurisdiction where it is unlawful to offer to convert or sell or to ask for offers to convert or buy the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct those activities, then the offer presented in this prospectus does not extend to you.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference contain "forward-looking statements." When used in this document, terms such as "anticipate," "believe," "estimate," "expect," "indicate," "may be," "objective," "plan," "predict," "will be," and the like are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Actual results may differ for a variety of reasons, many of which are beyond our control. Forward-looking statements are based upon our expectations at the time they are made. Although we believe that our expectations are reasonable, we can give no assurance that our expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations ("cautionary statements") are described generally below and disclosed elsewhere in this document. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Factors that could cause actual results to differ materially from those contemplated herein include:

        Factors affecting our customers’ purchases of new equipment, rebuilds, parts and services such as: production capacity, stockpiles, and production and consumption rates of coal, copper, iron ore, gold, oil and other ores and minerals; the cash flows and capital expenditures of our customers; the cost and availability of financing to our customers and their ability to obtain regulatory approval for investments in mining projects; consolidations among customers; work stoppages at customers or providers of transportation; and the timing, severity and duration of customer buying cycles.

        Factors affecting our ability to capture available sales opportunities, including: our customers' perceptions of the quality and value of our products and services and compared to our competitors' products and services; whether we have successful reference installations to display to customers; customers' perceptions of our financial health and stability as compared to our competitors; our ability to assist customers with competitive financing programs; the availability of steel and other materials; and the availability of manufacturing capacity at our factories.

        Factors affecting general business levels, such as political and economic turmoil in major markets such as the United States, Canada, Europe, South Africa, Australia, China, Russia, Indonesia, India, Brazil and Chile; environmental and trade regulations; commodity prices; and the stability and ease of exchange of currencies.

        Factors affecting our ability to successfully manage sales we obtain, such as: the accuracy of our cost and time estimates for major projects; the adequacy of our systems to manage major projects and our success in completing projects on time and within budget; our success in recruiting and retaining managers and key employees; wage stability and cooperative labor relations; plant capacity and utilization; and whether acquisitions are assimilated and divestitures completed without notable surprises or unexpected difficulties.

        Factors affecting our general business, such as: unforeseen patent, tax, product (including asbestos-related and silicosis liability), environmental, employee health and benefit, or contractual liabilities; changes in pension and post-retirement benefit costs; nonrecurring restructuring and other special charges; changes in accounting or tax rules or regulations; reassessments of asset valuations for such assets as receivables, inventories, fixed assets and intangible assets; and leverage and debt service.

JOY GLOBAL INC.

        Joy Global Inc. (the "Company" or "we," "us," and "our") is a worldwide leader in high productivity mining solutions. We manufacture, service and distribute equipment for underground mining through our Joy Mining Machinery business ("Joy") and surface mining through our P&H Mining Equipment business ("P&H").

        Joy Global Inc. was incorporated in Delaware. Our principal executive offices are located at 100 East Wisconsin Ave., Suite 2780, Milwaukee, Wisconsin 53202 and our telephone number is (414) 319-8500.

RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus or any prospectus supplement, including our consolidated financial statements and the notes to those statements. If any of the events described below actually occur, our business, financial condition or results of operations could be adversely affected in a material way. This could cause the value and trading prices of our common stock or other securities to decline, perhaps significantly, and you may lose all or part of your investment.

The cyclical nature of our original equipment manufacturing business could cause fluctuations in our operating results.

        Our business, in particular our original equipment manufacturing business, is cyclical in nature. The cyclicality of Joy’s original equipment sales is driven primarily by product life cycles, new product introductions, competitive pressures and other economic factors affecting the mining industry such as coal prices and company consolidation in the coal mining industry. P&H’s original equipment sales are subject to cyclical movements based in large part on changes in coal, copper, iron ore and other commodity prices. Falling commodity prices have in the past and may in the future lead to reductions in the production levels of existing mines, a contraction in the number of existing mines and the closure of less efficient mines. Decreased mining activity is likely to lead to a decrease in demand for new mining machinery.

         As a result of this cyclicality, we have experienced, significant fluctuation in our business, results of operations and financial condition. Since emerging from bankruptcy in 2001, our net income has ranged from a net loss of $28.0 million in fiscal 2002 to net income of $55.3 million in fiscal 2004, and our shareholders’ equity has ranged from a low of $350.6 million at the end of fiscal 2002 to a high of $483.7 million at the end of fiscal 2001. We expect that cyclicality will likely cause us to experience, further significant fluctuation in our business, results of operations and financial condition in the future.

Our international operations are subject to many uncertainties, and a significant reduction in international sales of our products could have a material adverse effect on us.

        Our international operations are subject to various political, economic and other uncertainties which could adversely affect our business. A significant reduction of our international business due to any of these risks would adversely affect our sales. In fiscal 2004, approximately 53% of our sales was derived from sales outside the United States. Risks faced by our international operations include:

•	regional or country-specific economic downturns, such as the Asian financial crisis that began in 1997;

•	fluctuations in currency exchange rates, particularly the Australian dollar and South African Rand;

•	increased risk of litigation and other disputes with customers, particularly first-time customers in emerging markets, some of whom have no prior experience commissioning and operating high productivity mining equipment;

•	customs matters and changes in trade policy or tariff regulations;

•	unexpected changes in regulatory requirements;

•	higher tax rates and potentially adverse tax consequences including restrictions on repatriating earnings, adverse tax withholding requirements and "double taxation;"

•	difficulties protecting our intellectual property;

•	longer payment cycles and difficulty in collecting accounts receivable;

•	complications in complying with a variety of foreign laws and regulations;

•	costs and difficulties in integrating, staffing and managing international operations;

•	transportation delays and interruptions;

•	natural disasters and the greater difficulty in recovering from them in some of the foreign countries in which we operate; and

•	uncertainties arising from local business practices, cultural considerations and international political and trade tensions.

        In addition, foreign operations involve uncertainties arising from local business practices, cultural considerations and international political and trade tensions. If we are unable to successfully manage the risks associated with expanding our global business or to adequately manage operational fluctuations internationally, it could have a material adverse effect on our business, financial condition or results of operations.

We operate in a highly competitive environment.

         Our domestic and foreign manufacturing and service operations are subject to significant competitive pressures. Many of our customers are large global mining companies that have substantial bargaining power and require our equipment to meet high standards of availability, productivity and cost effectiveness. In addition, some of our sales require us to participate in competitive tenders where we must compete on the basis of various factors, including performance guarantees and price. We compete directly and indirectly with other manufacturers of surface and underground mining equipment and with manufacturers of parts and components for such products. Some of our competitors are larger and have greater access to financial resources.

We require cash to service our indebtedness, which reduces the cash available to finance our organic growth and strategic acquisitions, alliances and collaborations.

        As of October 30, 2004, our total indebtedness was $206.0 million. Our level of indebtedness could have important consequences to you. For example, it could:

•	require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	increase our vulnerability to adverse economic or industry conditions or fluctuations in market interest rates;

•	limit our ability to obtain additional financing in the future to enable us to react to changes in our business or industry;

•	place us at a competitive disadvantage compared to businesses in our industry that have less indebtedness; or

•	make it more difficult to pursue strategic acquisitions, alliances and collaborations.

        Our ability to service our indebtedness will depend on our future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Some of these factors are beyond our control. If we cannot generate sufficient cash flow from operations to service our indebtedness and to meet our other obligations and commitments, we might be required to refinance our debt or to dispose of assets to obtain funds for such purpose. There is no assurance that refinancings or asset dispositions could be effected on a timely basis or on satisfactory terms, if at all, or would be permitted by the terms of our debt instruments.

        Our senior credit agreement contains certain financial tests and various financial ratios. If we do not satisfy such tests or comply with such ratios, our creditors could declare a default under our debt instruments, and our indebtedness could be declared immediately due and payable. Our ability to comply with the provisions of our senior credit facility may be affected by changes in economic or business conditions beyond our control.

        Our senior credit facility and the indenture governing our senior subordinated notes contain covenants that limit our ability to incur indebtedness, acquire other businesses, make capital expenditures, pay dividends and impose various other restrictions. These covenants could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise.

        We cannot assure you that we will be able to comply with the foregoing financial ratios or covenants or, if we fail to do so, that we will be able to obtain waivers from our lenders or securityholders.

We and our subsidiaries will be able to incur substantially more debt. This could exacerbate the risks described above.

        We and our subsidiaries will be able to incur substantial additional indebtedness in the future. Although the indenture governing out outstanding senior subordinated notes and the credit agreement governing our senior credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. As of October 30, 2004, we are able to borrow up to an additional $120.2 million under our senior credit facility, subject to specific requirements, including our maintaining certain levels of inventories and accounts receivable and our compliance with financial covenants. To the extent new debt is added to our current debt levels, the substantial leverage risks described above would increase. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness.

Demand for our products may be adversely impacted by regulations affecting the mining industry or electric utilities.

        Our principal customers are surface and underground mining companies. Many of these customers supply coal as a power generating source for the production of electricity in the United States and other countries. The operations of these mining companies are geographically diverse and are subject to or impacted by a wide array of regulations in the jurisdictions where they operate, including those directly impacting mining activities and those indirectly affecting their businesses, such as applicable environmental laws and an array of regulations governing the operation of electric utilities. As a result of changes in regulations and laws relating to the operation of mines, our customers’ mining operations could be disrupted or curtailed by governmental authorities. The high cost of compliance with mining and environmental regulations may also induce customers to discontinue or limit their mining operations, and may discourage companies from developing new mines. Additionally, government regulation of electric utilities may adversely impact the demand for coal to the extent that such regulations cause electric utilities to select alternative energy sources and technologies as a source of electric power. As a result of these factors, demand for our mining equipment could be substantially affected by regulations adversely impacting the mining industry or altering the consumption patterns of electric utilities.

Labor disputes and increasing labor costs could have a material adverse effect on our business.

        Many of our principal domestic and foreign operating subsidiaries are parties to collective bargaining agreements with their employees. We cannot assure you that any disputes, work stoppages or strikes will not arise in the future. In 1998, a strike involving 600 P&H employees, which continued for 90 consecutive days, resulted in operating losses for us. We have experienced other, less significant strikes since 1998, and there could be other strikes in the future. In addition, when existing collective bargaining agreements expire, we cannot assure you that we will be able to reach new agreements with our employees. Such new agreements may be on substantially different terms and may result in increased labor costs. Future disputes with our employees could have a material adverse effect upon our results of operations and financial position.

If we are unable to retain qualified employees, our growth may be hindered.

        Our ability to provide high-quality products and services depends in part on our ability to retain our skilled personnel in the areas of management, product engineering, servicing and sales. Competition for such personnel is intense and our competitors can be expected to attempt to hire our skilled employees from time to time. In particular, our results of operations could be materially and adversely affected if we are unable to retain the customer relationships and technical expertise provided by our management team and our professional personnel.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows the unaudited consolidated ratio of earnings to fixed charges for Joy Global Inc. and its subsidiaries for the periods indicated. The Predecessor Company refers to Harnischfeger Industries, Inc., which was the name of Joy Global Inc. before its emergence from bankruptcy on July 12, 2001.

							Predecessor Company
	Quarter Ended 1/29/05	Year Ended 10/30/04	Year Ended 11/01/03	Year Ended 11/02/02	Period from 6/24/01 to 10/31/01		Period from 11/01/00 to 6/23/01	Year Ended 10/31/00

Ratio of earnings to fixed charges	4.2x	4.2x	1.8x	--	--		1.7x	--
Additional earnings needed to cover fixed charges (in millions)	--	--	--	$43.8	$62.1	**	--	$31.5

        **The pro-forma ratio of earnings to fixed charges for the twelve months ended October 31, 2001 was negative, with $32.6 million of additional earnings needed to cover fixed charges.

        For purposes of the ratio of earnings to fixed charges, earnings are defined as income before income taxes, minority interest, income or loss from discontinued operations and extraordinary gains or losses, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and the interest component of rent expense. A statement setting forth the computation of the ratio of earnings to fixed charges is filed as an exhibit to the Registration Statement of which this prospectus is a part.

        There are currently no shares of preferred stock outstanding, and, accordingly, we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

USE OF PROCEEDS

        Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities for general corporate purposes.

        We will include a more detailed description of the use of proceeds, if applicable, from any specific offering of securities in the prospectus relating to the offering.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        This section describes the terms of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such debt securities will be outlined in the applicable prospectus supplement. The debt securities may be issued from time to time in one or more series.

        The following description of the debt securities and terms of the indentures, as defined below, is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures that we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary or the summary contained in any prospectus supplement, which define the rights of debt holders. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt securities. The following description of certain provisions of the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indentures, including the supplemental indentures to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

        We will issue the senior debt securities and any guarantees thereof under an indenture to be entered into between Joy Global Inc. and a bank or trust company that we select to act as trustee (as may be supplemented by one or more supplemental indentures, the "senior indenture"). We will issue the subordinated debt securities and any guarantees thereof under a separate subordinated indenture to be entered into between Joy Global Inc. and a bank or trust company that we select to act as trustee (as may be supplemented by one or more supplemental indentures, the "subordinated indenture"). The senior indenture and the subordinated indenture are sometimes referred to collectively as the "indentures." The trustees under the senior indenture and under the subordinated indenture are referred to herein as the "indenture trustees." As used in this section "we," "us," "our," or the "Company" refers to Joy Global Inc., and not to any of our subsidiaries, unless explicitly stated.

General

        The indentures will provide that we may issue debt securities in separate series from time to time in an unlimited amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms and provisions that are not inconsistent with the indentures, including our determination as to maturity, principal and interest. Unless otherwise indicated in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank on parity with all other unsecured and unsubordinated indebtedness. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment of all of our senior debt as described in the applicable prospectus supplement.

        We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on any of the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest payment;

•	the date or dates on which the principal of any of the debt securities will be payable;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

•	the place or places where the principal of and any premium and interest on any of such debt securities will be payable;

•	the periods within which, the prices at which and the terms on which any debt securities may be redeemed at our option and, if other than by a resolution of our board of directors, the manner in which any election by us to redeem the debt securities will be evidenced;

•	the obligation, if any, we have to redeem or purchase any of the debt securities out of any sinking fund or at the option of the holder, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such debt securities will be redeemed or purchased, in whole or in part;

•	the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if the amount of principal, premium, if any, or interest on any of the debt securities may be determined with reference to an index or by a formula, the manner in which such amounts will be determined;

•	if other than the currency of the United States, the currency, currencies or currency units in which the principal, premium, if any, or interest on any of the debt securities will be payable;

•	if the principal, premium, if any, or interest on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, premium, if any, and interest on the debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable;

•	if other than the entire principal amount thereof, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

•	if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the indentures, including the principal amount which will be due and payable upon any maturity, other than the stated maturity, or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

•	any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	if applicable, that the debt securities, in whole or any specified part, are defeasible, that is, capable of being made void;

•	whether any of the debt securities will be issuable in whole or in part in the form of one or more global securities;

•	the terms and conditions of any obligation or right that we would have or any option you would have to convert or exchange the debt securities into other securities or cash;

•	any deletions from, modifications of or additions to the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

•	any covenants applicable to the debt securities;

•	if the debt securities are subordinated debt securities, the subordination provisions applicable to the debt securities;

•	whether the debt securities will be entitled to the benefit of the subsidiary guarantees or any other form of guarantee and the provisions of any such guarantees; and

•	any other terms of the debt securities, which terms may modify or delete any provision of the indentures insofar as it applies to such series; provided that no term of the indentures may be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the indenture trustee shall have been consented to in writing by the indenture trustee.

        Debt securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. Special United States tax and other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement.

        The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities, and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

Form, Exchange and Transfer

        The debt securities of a series may be issued solely as registered securities, solely as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under "Global Securities."

        Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If debt securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder, subject to the terms of the indentures, bearer securities of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest represented by that coupon will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

        No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the indenture trustee as security registrar. Any transfer agent and security registrar initially designated by us for any debt securities will be named in the applicable prospectus supplement.

        In the event that we redeem, in whole or in part, debt securities of any series, we will not be required to issue, register the transfer of or exchange any debt securities during a period beginning on the opening of business 15 business days before the mailing of a notice of redemption of debt securities for redemption or to register the transfer of or exchange of any debt security so selected for redemption in whole or in part, except, in the case of any debt security to be redeemed in part, the portion thereof not redeemed.

Guarantees

        Any senior or subordinated debt securities may be guaranteed by one or more of our direct or indirect subsidiaries if and to the extent set forth in an indenture supplement applicable to such debt securities. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which such guarantees relate. The obligations of each subsidiary guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal, state or foreign law. Unless we indicate differently in a prospectus supplement, the subordination provisions applicable to any subsidiary guarantee of any series of subordinated indebtedness will be substantially similar to the subordination provisions applicable to such series of subordinated indebtedness.

Global Securities

        The debt securities of any series may be represented by one or more global securities which will have an aggregate principal amount equal to that of the debt securities they represent. We will deposit the debt securities with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer as may be provided in the indentures. The depositary shall at all times be a clearing agency registered under the Securities Exchange Act of 1934.

        No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indentures;

•	there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security; or

•	there shall exist such circumstances as may be described in the applicable prospectus supplement.

        The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, will be considered the sole owner and holder of such global security and the debt securities represented by it. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange for the global security and will not be considered to be the owners or holders of the global security or any debt securities represented by the global security for any purpose under the debt securities or the indentures. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as its holder.

        Ownership of beneficial interests in a global security will be limited to participants or to persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither Joy Global Inc., any subsidiary guarantors, the indenture trustee nor any agent of Joy Global Inc., any subsidiary guarantors or the indenture trustee will have any responsibility or liability for any aspect of the depositary or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to such beneficial ownership interests.

        Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the depositary’s same-day funds settlement system, in which case settlement of secondary market trading activity in those beneficial interests would be required by the depositary to be made in immediately-available funds. There is no assurance as to the effect, if any, that settlement in immediately-available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of beneficial interests in the global security may be required to be made in immediately-available funds.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a registered security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment and payment of interest on an unregistered security will be made upon surrender of the coupon appertaining to the unregistered security in respect of the interest due on the applicable interest payment date.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agent or paying agents as we may designate for that purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled to the interest, as the address appears in the security register.

        So long as debt securities remain outstanding, we will maintain an office or agency where the debt securities may be presented for payment. We will give notice to the indenture trustee of the location of any office or agency or any change in the location of the office or agency. In the case we fail to designate an office or agency, presentations and demands may be made at the corporate trust office.

Conversion or Exchange

        Our debt securities may be convertible into or exchangeable for our common stock or other of our securities. If the debt securities are convertible or exchangeable, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will describe the manner in which the debt securities would be converted or exchanged.

Subordination of Subordinated Debt Securities

        All subordinated debt securities will, to the extent set forth in a resolution of the Board of Directors establishing certain terms of such subordinated debt securities or in an indenture supplement applicable to such subordinated debt securities, be subordinate in right of payment to the prior payment of all indebtedness that is deemed to be senior to such subordinated debt securities. The prospectus supplement applicable to any subordinated debt securities will describe the applicable subordination provisions and the indebtedness that is deemed to be senior to such subordinated debt securities.

Outstanding Debt Securities

        "Outstanding," when used with respect to debt securities, means, as of the date of determination, all debt securities authenticated and delivered by the indenture trustee under the indentures, except:

•	debt securities cancelled by the indenture trustee or delivered to the indenture trustee for cancellation;

•	debt securities, or portions thereof, for whose payment or redemption money in the necessary amount and in the specified currency has been deposited with the indenture trustee or any paying agent (other than Joy Global Inc.) in trust or set aside and segregated in trust by Joy Global Inc. (if Joy Global Inc. shall act as its own paying agent) for the holders of such debt securities and, if such debt securities are to be redeemed, notice of such redemption has been given according to the indentures or provisions satisfactory to the indenture trustee have been made;

•	debt securities as to which defeasance has been effected pursuant to the applicable indenture; and

•	debt securities which have been paid pursuant to the indentures or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indentures, other than any debt securities in respect of which there shall have been presented to the indenture trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are valid obligations of Joy Global Inc.

        The indentures provide that in determining whether the holders of the requisite aggregate principal amount of the outstanding debt securities have concurred in any direction, consent or waiver under the indentures, debt securities which are owned by us or any other obligor upon the debt securities or any affiliate of Joy Global Inc. or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which a responsible officer of the indenture trustee knows to be so owned shall be so disregarded.

Events of Default

        Unless otherwise provided in a prospectus supplement relating to a series of debt securities, the following are events of default with respect to any series of debt securities:

•	a default for 30 days in payment of interest on any debt security of that series;

•	a default in payment of principal (or premium, if any) on any debt security of that series as and when the same becomes due either upon maturity, by declaration or otherwise;

•	a default by us in the payment of any sinking fund payment, when due, in respect of any debt security of that series;

•	a default by us in the performance of any of the other covenants or agreements in the indenture relating to the debt securities of that series which shall not have been remedied within a period of 90 days after notice by the indenture trustee or holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

•	any guarantee of any subsidiary guarantor relating to the debt securities of that series ceases to be in full force and effect (other than in accordance with the terms of such subsidiary guaranty) or a subsidiary guarantor denies or disaffirms its obligations under its subsidiary guaranty; and

•	certain events of bankruptcy, insolvency or reorganization of Joy Global Inc.

The indenture provides that the indenture trustee shall, with certain exceptions, notify the holders of the debt securities of events of default known to it and affecting that series within 90 days after the occurrence of the event of default.

        The indentures provide that if an event of default with respect to any series of debt securities shall have occurred and is continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the relevant series then outstanding may declare the principal amount of all of the debt securities of that series to be due and payable immediately. However, upon certain conditions such declaration may be annulled and past uncured defaults may be waived by the holders of a majority in principal amount of the debt securities of that series then outstanding.

        Subject to the provisions of the indentures relating to the duties of the indenture trustee in case an event of default shall occur and be continuing, the indenture trustee shall be under no obligation to exercise any of the rights or powers in the indentures at the request or direction of any of the holders of the debt securities, unless the holders shall have offered to the indenture trustee reasonable security or indemnity. Subject to the provisions for security or indemnification and certain limitations contained in the indentures, the holders of a majority in principal amount of the outstanding debt securities of any series affected by an event of default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the indenture or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. The indentures require the annual filing by us with the indenture trustee of a certificate as to compliance with certain terms contained in the indenture.

        No holder of any debt security of any series will have any right to institute any proceeding with respect to the indentures or for any remedy thereunder, unless the holder shall have previously given the indenture trustee written notice of an event of default with respect to the debt securities and also the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request, and offered reasonable indemnity, to the indenture trustee to institute such proceeding as indenture trustee, and the indenture trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, any right of a holder of any debt security to receive payment of the principal of (and premium, if any) and any interest on such security on or after the due dates expressed in such security and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder.

Satisfaction and Discharge of Indenture

        The indentures, except for certain specified surviving obligations, will be discharged and canceled with respect to the debt securities of any series upon the satisfaction of certain conditions, including the payment of all the debt securities of the applicable series or the deposit with the indenture trustee as trust funds of cash or appropriate government obligations or a combination of the two sufficient for the payment or redemption in accordance with the indentures and the terms of the applicable series of debt securities.

Modification and Waiver

        Joy Global Inc. and the indenture trustee may change or supplement an indenture without the consent of any holders with respect to certain matters, including:

•	to cure any ambiguity, defect or inconsistency in such indenture;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

•	to provide for the assumption by a successor person or the acquirer of all or substantially all of the assets of Joy Global Inc. of the obligations of Joy Global Inc. under such indenture;

•	to establish the form or terms of any series of debt securities as permitted by the applicable indenture;

•	to add to any covenants of Joy Global Inc. for the benefit of holders of debt securities of any series; and

•	to comply with any requirement of the Securities and Exchange Commission in connection with the qualification of an indenture under the Trust Indenture Act of 1939 as amended; and

•	to make any other changes that apply only to debt securities to be issued thereafter.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by Joy Global Inc. and the indenture trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•	changing the fixed maturity of such series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such debt securities; or

•	reducing the percentage of debt securities of any series that is required to approve a supplemental indenture, without the consent of the holders of each debt security so affected.

Notices

        Notices to holders of registered debt securities will be given by mail to the addresses of such holders as they may appear in the security register. Notices to holders of unregistered debt securities will be published in a newspaper of general circulation in the City of New York and in London.

Governing Law

        The indentures provide that they and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEBT WARRANTS

        We may issue, together with other securities or separately, warrants for the purchase of debt securities ("debt warrants"). The debt warrants are to be issued under debt warrant agreements (each a "debt warrant agreement") to be entered into between us and a bank or trust company, as debt warrant agent (the "debt warrant agent"), all as set forth in the applicable prospectus supplement. The debt warrant agent will act solely as our agent in connection with the debt warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of debt warrants. Copies of the forms of debt warrant agreements and the forms of warrant certificates (the "debt warrant certificates") will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of debt warrant agreements and debt warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the debt warrant agreements and the debt warrant certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

        You should look in the applicable prospectus supplement for the following terms of the offered debt warrants:

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which the principal amount of debt securities may be purchased;

•	the date on which the right to exercise the debt warrants shall commence and the date on which the right shall expire;

•	whether the debt securities purchasable upon exercise of the debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations; and

•	whether the debt warrants represented by the debt warrant certificate will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants

        Each debt warrant will entitle the holder to purchase the principal amount of debt securities at the exercise price determinable in the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business of the expiration date, unexercised debt warrants will become void.

        Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

DESCRIPTION OF COMMON STOCK

        We may issue, separately or together with or upon conversion of or exchange for other securities, common stock, all as set forth in the applicable prospectus supplement. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our amended and restated certificate of incorporation (the "certificate of incorporation") and our amended and restated bylaws (the "bylaws"), as well as the description of capital stock contained in our Current Report on Form 8-K filed on December 22, 2004, which is incorporated by reference in this prospectus. A copy of each of the certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Shares

        The total amount of our authorized common stock consists of 150,000,000 shares of common stock, par value of $1.00 per share, of which 80,258,782 shares were issued and outstanding as of February 25, 2005.

        On December 15, 2004, our board of directors authorized a three-for-two split of our common stock, to be effected through a stock dividend. The new shares were distributed on January 21, 2005 to shareholders of record at the close of business on January 6, 2005.

Dividends, Voting Rights, Liquidation and Assessability

        Each share of the common stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the Company on all propositions before such meetings. Subject to the prior rights of the holders of any preferred stock, the holders of common stock shall be entitled to dividends if, when and as the same shall be declared by the board of directors of the Company and as may be permitted by law. Upon liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to receive pro rata assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. The shares of common stock are nonassessable, except that, under the Wisconsin Business Corporation Law, as interpreted by the Supreme Court of Wisconsin, our stockholders, as stockholders of a corporation which is qualified to do business and has its principal place of business in Wisconsin, may in certain circumstances be personally liable for debts owing to employees of the Company for services performed for the Company, but not exceeding six months’ service in any one case.

Rights Agreement

        On July 15, 2002, our board of directors authorized and declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share, payable on August 5, 2002 to stockholders of record on August 5, 2002. The following summary of the rights agreement with respect to the Rights does not purport to be complete and is subject to and qualified in its entirety by reference to the rights agreement, which is incorporated by reference in an exhibit hereto.

        Each Right allows its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock for $100, once the rights become exercisable. This portion of a preferred share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

        The Rights will not be exercisable until the earlier of (i) 10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 15% or more of our outstanding common stock, or (ii) 10 business days (or a later date determined by our board of directors before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

        If a person on group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $100, purchase shares of our common stock with a market value of $200, based on the market price of our common stock prior to such acquisition. If the Company is later acquired in a merger or similar transaction after the date on which the Rights become exercisable, all holders of Rights except the Acquiring Person may, for $100, purchase shares of the acquiring corporation with a market value of $200 based on a market price of the acquiring corporation’s stock, prior to such merger.

        The Rights will expire on August 5, 2012.

        Our board of directors may redeem the Rights for $.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.01 per Right. The redemption price will be adjusted if we have a stock split or pay stock dividends on our common stock.

Delaware Anti-Takeover Law and Other Provisions of the Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws may have anti-takeover effects. Our bylaws provide for stockholder action only at a stockholders’ meeting and prohibit stockholder action by written consent. Our bylaws further provide, among other things, that stockholders wishing to nominate a director at an annual meeting or at a special meeting must comply with strict advance written notice provisions.

        We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person becomes an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        Our bylaws also provide that special meetings of stockholders can only be called by the Chief Executive Officer, pursuant to a resolution by two-thirds of the board of directors or by written request to the Chairman of the board of directors by stockholders representing at least two-thirds of the outstanding common stock entitled to vote. Our certificate of incorporation requires a two-thirds majority vote by our stockholders to approve amendments to our certificate of incorporation or to amend our bylaws, which could enable a minority of our stockholders to exercise veto powers over such amendments.

DESCRIPTION OF PREFERRED STOCK

        We may issue, separately or together with or upon conversion of or exchange for other securities, preferred stock, par value $1.00 per share, all as set forth in the applicable prospectus supplement. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to our certificate of incorporation and our bylaws. A copy of each of the certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus forms a part.

        In addition, as described under "Description of Depositary Shares," Joy Global Inc. may, at its option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock that each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

General

        The certificate of incorporation authorizes our board of directors, from time to time and without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges; provided that no series of preferred stock designated by the board of directors may be nonvoting. As of the date of this prospectus, 1,000,000 shares of preferred stock have been designated as Series A Junior Participating Preferred Stock. As of the date of this prospectus, no shares of preferred stock are outstanding, the board of directors has not provided for the issuance of any series of preferred stock, and there are no agreements or understandings for the issuance of any preferred stock, other than the 1,000,000 shares of preferred stock that have been designated as Series A Junior Participating Preferred Stock as part of our Rights Agreement, dated July 16, 2002. As a result of our discretion with respect to the creation and issuance of preferred stock without stockholder approval, the issuance of preferred stock, while providing flexibility in connection with acquisitions and other corporate purposes, could adversely affect the voting power of the holders of common stock and, under certain circumstances, could make it more difficult for a third party to gain control of Joy Global Inc., discourage bids for the common stock at a premium or otherwise adversely affect the market price of the common stock.

        You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;

•	the provisions for a sinking fund, if any, for the preferred stock being offered;

•	the provisions for redemption, if any, for the preferred stock being offered;

•	any listing of the preferred stock being offered on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into common stock of the Company, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable into debt securities including the exchange price, or the manner of calculating the exchange price, or the exchange period;

•	voting rights, if any, of the preferred stock being offered;

•	whether interests in the preferred stock being offered will be represented by depositary shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or an a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank (1) senior to all classes or series of common stock of the Company and to all equity securities the terms of which specifically provide that such equity securities rank junior to the preferred stock being offered, (2) on a parity with all equity securities issued by the Company other than those referred to in clauses (1) and (3) of this subheading, and (3) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the preferred stock being offered. For purposes of this description, the term "equity securities" does not include convertible debt securities.

Distributions

        Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of assets of the Company legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such distribution shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by our board of directors. Distributions on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

Redemption

        If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at the option of the Company, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of shares of capital stock of the Company ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of preferred stock shall be entitled to receive out of the assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of the remaining assets of the Company. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of shares of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of the preferred stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

        Holders of preferred stock will not have any voting rights, except as required by law, or as indicated in the applicable prospectus supplement.

Conversion Rights

        The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price or the manner of calculating the conversion price, the conversion date(s) or period(s), provisions as to whether conversion will be at the option of the holders of the preferred stock or at the Company’s option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred stock.

Transfer Agent and Registrar

        The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK WARRANTS

        We may issue, together with other securities or separately, warrants for the purchase of common stock ("common stock warrants"). The common stock warrants are to be issued under stock warrant agreements (each a "stock warrant agreement") to be entered into between us and a bank or trust company, as stock warrant agent (the "stock warrant agent"), all as set forth in the applicable prospectus supplement. The stock warrant agent will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants. Copies of the forms of stock warrant agreements and the forms of warrant certificates (the "stock warrant certificates") will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of stock warrant agreements and stock warrant certificates does not purport to be complete and is subject to, and are qualified in their entirety by reference to, all the provisions of the stock warrant agreements and the stock warrant certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

        If we offer warrants for the purchase of common stock, the applicable prospectus supplement will describe their terms, which may include the following:

•	the offering price of the common stock warrants, if any;

•	the procedures and conditions relating to the exercise of the common stock warrants;

•	the number of shares of common stock purchasable upon exercise of each stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the common stock warrants shall commence and the date on which the right shall expire (the "expiration date");

•	a discussion of Federal income tax considerations applicable to the exercise of common stock warrants;

•	call provisions of the common stock warrants, if any;

•	anti-dilution provisions of the common stock warrants, if any; and

•	any other terms of the common stock warrants.

        The shares of common stock issuable upon the exercise of the common stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable. except that, under the Wisconsin Business Corporation Law, as interpreted by the Supreme Court of Wisconsin, our stockholders, as stockholders of a corporation which is qualified to do business and has its principal place of business in Wisconsin, may in certain circumstances be personally liable for debts owing to employees of the Company for services performed for the Company, but not exceeding six months service in any one case.

        Prior to the exercise of their common stock warrants, holders of common stock warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, and will not be entitled to any dividend payments on the common stock purchasable upon such exercise.

Exercise of Common Stock Warrants

        Each stock warrant will entitle the holder to purchase for cash the number of shares of common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, common stock warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised common stock warrants will become void.

        Common stock warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the stock warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of common stock purchasable upon such exercise. If less than all of the common stock warrants represented by the stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of common stock warrants.

        No fractional shares will be issued upon exercise of common stock warrants, but we will pay the cash value of any fractional shares otherwise issuable.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties to the extent that such third party securities or obligations are exempt from registration under Section 3 of the Securities Act of 1933 (including, for example, United States treasury securities) securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

        The prospectus supplement will describe the terms of any purchase contracts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

        We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in Joy Global Inc.‘s depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. A form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

        The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

         Joy Global Inc. may choose to offer from time to time shares of its preferred stock. If Joy Global Inc. elects to do so, it will issue fractional interests in its preferred stock in the form of depositary shares. Each depositary share would represent a fraction of a share of a particular series of preferred stock and would be evidenced by a depositary receipt.

         Joy Global Inc. will deposit the shares of preferred stock represented by depositary shares under a deposit agreement between Joy Global Inc. and a depositary which Joy Global Inc. will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Dividends and Other Distributions

        The depositary will distribute all payments of cash dividends or other cash distributions received on the preferred stock to you in proportion to the number of depositary shares that you own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

        If Joy Global Inc. redeems a series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of preferred stock payable in relation to the redeemed series of preferred stock. Whenever Joy Global Inc. redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing fractional interests in the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Voting the Preferred Stock

         Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. Joy Global Inc. will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

         Joy Global Inc. and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective as to outstanding depositary shares until the expiration of 30 days after notice of such amendment shall have been mailed to record holders thereof.

        The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the preferred stock represented by depositary shares has been converted into or exchanged for Joy Global Inc.‘s common stock; or

•	there has been a final distribution in respect of the preferred stock, including in connection with Joy Global Inc.‘s liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to Joy Global Inc. notice of its election to do so. Joy Global Inc. also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Joy Global Inc. must appoint the successor depositary within 45 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        Joy Global Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Joy Global Inc. will pay charges of the depositary in connection with the initial deposit of the preferred shares and issuance of depositary receipts, all withdrawals of depositary shares of preferred stock by you and any repayment or redemption of the preferred stock. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

        The depositary will forward all reports and communications from Joy Global Inc. which are delivered to the depositary and which they are required or otherwise determine to furnish to holders of preferred stock.

        Joy Global Inc. and the depositary will not be liable under the deposit agreement to you other than for their gross negligence, willful misconduct or bad faith. Joy Global Inc. and the depositary also will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares or preferred stock, as the case may be, unless a satisfactory indemnity is furnished. Joy Global Inc. and the depositary may rely upon (i) written advice of counsel or accountants, (ii) information provided by persons presenting shares of preferred stock for deposit and (iii) documents which Joy Global Inc. and the depositary believe to be genuine.

PLAN OF DISTRIBUTION

        We may sell the securities being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

        Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.

        We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933 in connection with the securities they remarket.

        We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

        The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

        Under agreements we may enter into, underwriters, agents, dealers and remarketing firms who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters, agents, dealers and remarketing firms may be required to make in respect thereof. Such underwriters, agents, dealers or remarketing firms or their affiliates may be customers of, engaged in transactions with, or perform other services for us and our subsidiaries from time to time.

LEGAL OPINIONS

         The validity of the securities offered hereby will be passed upon by Oren B. Azar, Esq., as Associate General Counsel for Joy Global Inc. with respect to matters governed by Delaware law, by Kirkland & Ellis LLP with respect to matters governed by New York law, by Vorys, Sater, Seymour and Pease LLP with respect to matters governed by Ohio law and by Michael Best & Friedrich LLP with respect to matters governed by Wisconsin law. Mr. Azar is an officer of the Company and holds options to purchase shares of the Company's common stock.

EXPERTS

        The consolidated financial statements and schedule of the Company appearing in the Annual Report on Form 10-K/A for the year ended October 30, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements and schedule are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and schedule given on the authority of such firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred with the offerings described in this Registration Statement. All amounts are estimated except the SEC registration fee.

Registration fee	$ 58,850
Printing costs for Registration Statement, prospectus and related documents	50,000
Accounting fees and expenses	30,000
Legal fees and expenses	75,000
Rating agency fees	75,000
Trustees' fees	25,000
Miscellaneous	50,000
Total	$363,850

Item 15. Indemnification of Directors and Officers.

        The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the registrants’ directors and officers are insured or indemnified against liability in their capacities as such.

Registrants Incorporated under Delaware Law

        Joy Global Inc. and several of its domestic subsidiary guarantors, including Harnischfeger Corporation, Harnischfeger Technologies, Inc., Harnischfeger World Services Corporation, HCHC, Inc., HIHC, Inc., Joy MM Delaware, Inc. and Joy Technologies Inc. (the "Delaware Subsidiary Guarantors"), are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his or her conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the DGCL.

        In addition, Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock repurchase in violation of the DGCL or (iv) obtains an improper personal benefit.

        Article 6 of the Amended and Restated Certificate of Incorporation of Joy Global Inc. provides that, to the fullest extent permitted by the DGCL, as presently existing or as amended, no director of Joy Global Inc. shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders.

        Article III, Section 15 of the Amended and Restated Bylaws of Joy Global Inc. provides that each person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Joy Global Inc. to the fullest extent not prohibited by the DGCL, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in the bylaws is a contract right and is not exclusive of any other right which any person may have or acquire. Joy Global Inc. may maintain insurance, at its expense, to protect itself and any applicable person against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        The charter of each Delaware Subsidiary Guarantor provides that a director of such corporation shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL. Furthermore, the charter and bylaws of each Delaware Subsidiary Guarantor provide that each person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Delaware Subsidiary Guarantor or is or was serving at the request of the Delaware Subsidiary Guarantor as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Delaware Subsidiary Guarantor to the fullest extent not prohibited by the DGCL, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in the bylaws is a contract right and is not exclusive of any other right which any person may have or acquire. Each Delaware Subsidiary Guarantor may maintain insurance, at its expense, to protect itself and any applicable person against any such expense, liability or loss, whether or not the Delaware Subsidiary Guarantor would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Registrant Formed Under the Delaware Limited Liability Company Act.

        South Shore Development, LLC is a limited liability company formed under the laws of the State of Delaware. Section 18-808 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a limited liability company’s operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Amended Operating Agreement of South Shore Development, LLC provides that a manager shall not have any liability by reason of being or having been a manager, provided that such manager performs his duties in good faith. To the maximum extent provided under the Delaware Limited Liability Company Act, South Shore Development, LLC will indemnify the manager, its employees and agents against any and all claims which arise out of their duties in such capacities.

Registrants Formed under Ohio Law

        American Alloy Corporation and The Horsburgh & Scott Company (the "Ohio Subsidiary Guarantors") are incorporated under the laws of the State of Ohio. Section 1701.13(E) of the Ohio General Corporation Law (the "Ohio Statute") permits indemnification by a corporation to any person made, or threatened to be made, a party to any proceeding, other than a proceeding by or in the right of the corporation, by reason of the fact that he or she is or was serving in an indemnified capacity, against expenses, including judgment and fines, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal actions, in which he or she had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by, or in the right of, the corporation, except that no indemnification shall be made if the person shall have been adjudged to be liable for negligence or misconduct to the corporation unless a court determines that the person, in view of all of the facts and circumstances of the case, is fairly and reasonably entitled to indemnification. Where an officer or director or other indemnified person is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

        The Ohio Statute further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the Ohio Statute. The indemnification provided under the Ohio Statute is not exclusive and is in addition to any indemnification provided under a corporation’s articles of incorporation, regulations or other agreement.

        The charter of each Ohio Subsidiary Guarantor provides that a director of such corporation shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the Ohio Statute. Furthermore, the charter and bylaws of each Ohio Subsidiary Guarantor provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Ohio Subsidiary Guarantor or is or was serving at the request of the Ohio Subsidiary Guarantor as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Ohio Subsidiary Guarantor to the fullest extent not prohibited by the Ohio Statute, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in the charter and bylaws is a contract right and is not exclusive of any other right which any person may have or acquire. Each Ohio Subsidiary Guarantor may maintain insurance, at its expense, to protect itself and any applicable person against any such expense, liability or loss, whether or not the Ohio Subsidiary Guarantor would have the power to indemnify such person against such expense, liability or loss under the Ohio Statute.

Registrant Formed under Wisconsin Law

        South Shore Corporation is incorporated under the laws of the State of Wisconsin. Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Laws (the "Wisconsin Statute") require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed proceeding, to the extent the director or officer has been successful on the merits or otherwise in the defense of the proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party thereto because he or she is a director or officer of the corporation. If the director or officer is not successful in defense of the proceeding, a corporation must indemnify the director or officer, unless the liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the person derived an improper personal profit; or (4) willful misconduct. A corporation’s articles of incorporation may limit its obligation to indemnify under these statutory provisions. The Wisconsin Statute also provides that a corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the Wisconsin Statute.

        The charter of South Shore Corporation provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the Wisconsin Statute. Furthermore, the charter and bylaws of South Shore Corporation provide that each person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of South Shore Corporation or is or was serving at the request of South Shore Corporation as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by South Shore Corporation to the fullest extent not prohibited by the Wisconsin Statute, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in the charter and bylaws is a contract right and is not exclusive of any other right which any person may have or acquire. South Shore Corporation may maintain insurance, at its expense, to protect itself and any applicable person against any such expense, liability or loss, whether or not South Shore Corporation would have the power to indemnify such person against such expense, liability or loss under the Wisconsin Statute.

Item 16. Exhibits.

Exhibit Number	Description
*1.1

4.1

4.2

** 4.3

* 4.4

** 4.5

* 4.6

* 4.7

* 4.8

* 4.9

* 4.10

*4.11

*4.12

**4.13

4.14

4.15

4.16

**4.17

4.18

4.19

4.20

4.21

4.22

4.23

4.24

4.25

4.26

4.27

4.28

**4.29

4.30

4.31

4.32

4.33

4.34

**4.35

**4.36

**5.1

**5.2

**5.3

**5.4

12.1

23.1

**23.2

**23.3

**23.4

**23.5

** 24

***25.1

***25.2

Form of Underwriting Agreement.

Joy Global Inc. Amended and Restated Certificate of Incorporation, (incorporated by reference to Exhibit 3.1 to its Current Reporton Form 8-K filed on July 12, 2001 File No. 1-9299).

Joy Global Inc. Amended and Restated Bylaws, (incorporated by reference to Exhibit 3(b) to its Annual Report on Form 10-K for the year ended October 31, 2001 File No. 1-9299).

Form of Senior Debt Securities Indenture.

Form of Senior Debt Securities.

Form of Subordinated Debt Securities Indenture.

Form of Subordinated Debt Securities.

Form of Stock Warrant Agreement.

Form of Stock Warrant Certificate.

Form of Debt Warrant Agreement.

Form of Debt Warrant Certificates.

Form of Purchase Contract (including form of Purchase Contract Certificate) and, if applicable, Pledge Agreement.

Form of Unit Agreement (including form of Unit Certificate).

Form of Deposit Agreement (including form of Depositary Receipt).

Restated Articles of Incorporation of American Alloy Corporation (incorporated by reference to Exhibit T3A-2 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Bylaws of American Alloy Corporation (incorporated by reference to Exhibit T3B-2 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Restated Certificate of Incorporation of Harnischfeger Corporation (incorporated by reference to Exhibit T3A-10 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Bylaws of Harnischfeger Corporation

Restated Certificate of Incorporation of Harnischfeger Technologies, Inc. (incorporated by reference to Exhibit T3A-11 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Bylaws of Harnischfeger Technologies, Inc. (incorporated by reference to Exhibit T3B-12 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Restated Certificate of Incorporation of Harnischfeger World Services Corporation (incorporated by reference to Exhibit T3A-12 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Bylaws of Harnischfeger World Services Corporation (incorporated by reference to Exhibit T3B-13 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Restated Certificate of Incorporation of HCHC, Inc. (incorporated by reference to Exhibit T3A-13 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Bylaws of HCHC, Inc. (incorporated by reference to Exhibit T3B-14 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Restated Certificate of Incorporation of HIHC, Inc. (incorporated by reference to Exhibit T3A-15 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Bylaws of HIHC, Inc. (incorporated by reference to Exhibit T3B-16 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Restated Certificate of Incorporation of Joy MM Delaware, Inc. (incorporated by reference to Exhibit T3A-18 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Bylaws of Joy MM Delaware, Inc. (incorporated by reference to Exhibit T3B-19 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Restated Certificate of Incorporation of Joy Technologies Inc. (incorporated by reference to Exhibit T3A-20 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Bylaws of Joy Technologies Inc.

Restated Articles of Incorporation of South Shore Corporation (incorporated by reference to Exhibit T3A-26 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Bylaws of South Shore Corporation (incorporated by reference to Exhibit T3B-27 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Operating Agreement of South Shore Development, LLC (incorporated by reference to Exhibit T3B-28 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Restated Articles of Incorporation of The Horsburgh & Scott Company (incorporated by reference to Exhibit T3A-27 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Bylaws of The Horsburgh & Scott Company (incorporated by reference to Exhibit T3B-29 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No. 01-9299).

Form of Subsidiary Guarantee of Senior Debt Securities

Form of Subsidiary Guarantee of Subordinated Debt Securities

Opinion of Oren B. Azar, Esq.

Opinion of Kirkland & Ellis LLP

Opinion of Vorys, Sater, Seymour and Pease LLP

Opinion of Michael Best & Friedrich LLP

Computation of Ratio of Earnings to Fixed Charges.

Consent of Ernst & Young LLP (Milwaukee, Wisconsin)

Consent of Oren B. Azar, Esq. (included in Exhibit 5.1).

Consent of Kirkland & Ellis LLP (included in Exhibit 5.2).

Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.3).

Consent of Michael Best & Friedrich LLP (included in Exhibit 5.4).

Powers of Attorney

Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the senior indentures for the senior debt securities.

Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the subordinated indentures for the subordinated debt securities.

___________________

* To be filed by post-effective amendment to the Registration Statement or incorporated by reference from a Current Report on Form 8-K.

** Previously filed.

*** To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding, the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305 (b)(2) of the Securities Act of 1933.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Joy Global Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 11th day of April, 2005.

JOY GLOBAL INC.
By: /s/ John Nils Hanson John Nils Hanson Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to registration statement has been signed by the following persons in the capacities indicated on April 11, 2005.

By: /s/ John Nils Hanson John Nils Hanson Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)
By: * Donald C. Roof Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
By: * Michael S. Olsen Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
By: * Steven L. Gerard Director
By: * Ken C. Johnsen Director
By: * James R. Klauser Director
By: * Richard B. Loynd Director
By: * P. Eric Siegert Director
By: * James H. Tate Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:       /s/ John Nils Hanson
                John Nils Hanson
                Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, American Alloy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 11th day of April, 2005.

AMERICAN ALLOY CORPORATION
By: /s/ John Nils Hanson John Nils Hanson Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to registration statement has been signed by the following persons in the capacities indicated on April 11, 2005.

By: /s/ John Nils Hanson John Nils Hanson Director and Principal Executive Officer
By: * Donald C. Roof Director, Vice President, Principal Financial Officer Principal Accounting Officer)
By: * Mark E. Readinger Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:       /s/ John Nils Hanson
                John Nils Hanson
                Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Harnischfeger Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 11th day of April, 2005.

HARNISCHFEGER CORPORATION
By: /s/ John Nils Hanson John Nils Hanson Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to registration statement has been signed by the following persons in the capacities indicated on April 11, 2005.

By: /s/ John Nils Hanson John Nils Hanson Director, Chief Executive Officer and Principal Executive Officer
By: * Donald C. Roof Director Principal Financial Officer and Principal Accounting Officer
By: * Mark E. Readinger Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:       /s/ John Nils Hanson
                John Nils Hanson
                Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Harnischfeger Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 11th day of April, 2005.

HARNISCHFEGER TECHNOLOGIES, INC.
By: /s/ John P. Garniewski, Jr. John P. Garniewski, Jr. Director, President and Principal Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to registration statement has been signed by the following persons in the capacities indicated on April 11, 2005.

By: /s/ John P. Garniewski, Jr. John P. Garniewski, Jr. Director, President and Principal Executive Officer
By: * Christopher C. Jones Treasurer and Secretary, Principal Financial Officer and Principal Accounting Officer
By: * Kenneth J. Stark Director
By: * Patrick M. Pennefeather Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:       /s/ John Nils Hanson
                John Nils Hanson
                Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Harnischfeger World Services Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 11th day of April, 2005.

HARNISCHFEGER WORLD SERVICES CORPORATION
By: /s/ John Nils Hanson John Nils Hanson Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to registration statement has been signed by the following persons in the capacities indicated on April 11, 2005.

By: /s/ John Nils Hanson John Nils Hanson Director and Principal Executive Officer
By: * Donald C. Roof Director, Vice President, Principal Financial Officer and Principal Accounting Officer
By: * Mark E. Readinger Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:       /s/ John Nils Hanson
                John Nils Hanson
                Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, HCHC, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 11th day of April, 2005.

HCHC, INC.
By: /s/ John P. Garniewski, Jr. John P. Garniewski, Jr. President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to registration statement has been signed by the following persons in the capacities indicated on April 11, 2005.

By: /s/ John P. Garniewski, Jr. John P. Garniewski, Jr. Director, President and Principal Executive Officer
By: * Christopher C. Jones Treasurer and Secretary, Principal Financial Officer and Principal Accounting Officer
By: * Kenneth J. Stark Director
By: * Patrick M. Pennefeather Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:       /s/ John Nils Hanson
                John Nils Hanson
                Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, HIHC, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 11th day of April, 2005.

HIHC, INC.
By: /s/ John P. Garniewski, Jr. John P. Garniewski, Jr. President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to registration statement has been signed by the following persons in the capacities indicated on April 11, 2005.

By: /s/ John P. Garniewski, Jr. John P. Garniewski, Jr. Director, President and Principal Executive Officer
By: * Christopher C. Jones Treasurer and Secretary, Principal Financial Officer and Principal Accounting Officer
By: * Kenneth J. Stark Director
By: * Patrick M. Pennefeather Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:       /s/ John Nils Hanson
                John Nils Hanson
                Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Joy MM Delaware, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 11th day of April, 2005.

JOY MM DELAWARE, INC.
By: /s/ John P. Garniewski, Jr. John P. Garniewski, Jr. President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to registration statement has been signed by the following persons in the capacities indicated on April 11, 2005.

By: /s/ John P. Garniewski, Jr. John P. Garniewski, Jr. Director, President and Principal Executive Officer
By: * Christopher C. Jones Treasurer and Secretary, Principal Financial Officer and Principal Accounting Officer
By: * Kenneth J. Stark Director
By: * Patrick M. Pennefeather Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:       /s/ John Nils Hanson
                John Nils Hanson
                Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Joy Technologies Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 11th day of April, 2005.

JOY TECHNOLOGIES, INC.
By: /s/ John Nils Hanson John Nils Hanson Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to registration statement has been signed by the following persons in the capacities indicated on April 11, 2005.

By: /s/ John Nils Hanson John Nils Hanson Director, Chief Executive Officer and Principal Executive Officer
By: * Donald C. Roof Director, Principal Financial Officer and Principal Accounting Officer
By: * Michael W. Sutherlin Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:       /s/ John Nils Hanson
                John Nils Hanson
                Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, South Shore Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 11th day of April, 2005.

SOUTH SHORE CORPORATION
By: /s/ John Nils Hanson John Nils Hanson President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to registration statement has been signed by the following persons in the capacities indicated on April 11, 2005.

By: /s/ John Nils Hanson John Nils Hanson Director, President and Principal Executive Officer
By: * Donald C. Roof Director, Vice President, Principal Financial Officer Principal Accounting Officer
By: * Dennis R. Winkleman Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:       /s/ John Nils Hanson
                John Nils Hanson
                Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, South Shore Development, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 11th day of April, 2005.

SOUTH SHORE DEVELOPMENT, LLC
By: /s/ John Nils Hanson John Nils Hanson President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to registration statement has been signed by the following persons in the capacities indicated on April 11, 2005.

By: /s/ John Nils Hanson John Nils Hanson Manager, President and Principal Executive Officer
By: * Donald C. Roof Manager, Vice President, Principal Financial Officer and Principal Accounting Officer)
By: * Dennis R. Winkleman Manager

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:       /s/ John Nils Hanson
                John Nils Hanson
                Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Horsburgh & Scott Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 11th day of April, 2005.

THE HORSBURGH & SCOTT COMPANY
By: /s/ John Nils Hanson John Nils Hanson Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to registration statement has been signed by the following persons in the capacities indicated on April 11, 2005.

By: /s/ John Nils Hanson John Nils Hanson Director and Principal Executive Officer
By: * Donald C. Roof Director, Executive Vice President, Principal Financial Officer and Principal Accounting Officer)
By: * Mark E. Redinger Director

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:       /s/ John Nils Hanson
                John Nils Hanson
                Attorney-in-Fact